Exhibit 99.1

Insulet Appoints Patrick Ryan as Chief Operating Officer

Global Supply Chain Expert and Seasoned Medical Device Executive to Join Management Team

BEDFORD, MA, January 21, 2014 – Insulet Corporation (NASDAQ: PODD), the leader in tubeless insulin pump technology with its OmniPod® Insulin Management System, today announced the appointment of Patrick Ryan as the Company’s Chief Operating Officer. Mr. Ryan, a global supply chain expert and seasoned medical device executive, most recently served as Chief Operating Officer and President, International, of Alphatec Spine, where he was responsible for Manufacturing & Supply Chain, Research & Development, Clinical, Regulatory & Quality and International Sales & Operations.

“Pat is a proven leader with an exceptional track record of global accomplishments and we are excited to add his expertise to the team,” said Duane DeSisto, President and Chief Executive Officer of Insulet. “With continued, strong demand for the new, smaller OmniPod, Pat’s many years of success overseeing supply chain management will be a valuable asset. His operational expertise will be instrumental as we further expand manufacturing capacity to support the growing customer base for our easy to use, tubeless insulin pump.”

From 2006 to 2011, Mr. Ryan worked at Abbott Vascular in key roles such as Divisional Vice President, North Asia and Divisional Vice President, Canada and Latin America. Previously, he held senior roles in Operations at Abbott Vascular, including Divisional Vice President, Worldwide Operations and Divisional Vice President, Operations, Cardiac Therapies. Prior, Mr. Ryan served in numerous leadership positions at Guidant Corporation from 1997 to 2006, including Vice President and Managing Director, Guidant Ireland. Before his career in the medical device industry, Mr. Ryan served in the United States Navy for 14 years. Mr. Ryan received a B.S. in Economics from the United States Naval Academy and a M.S. in Petroleum Management from the University of Kansas.

Mr. Ryan succeeds Charles Liamos, who served as Insulet’s Chief Operating Officer since 2010. Mr. Liamos will continue to serve as a member of Insulet’s board of directors, a role he has held since 2005.

“I’d like to personally thank Charlie for his efforts and dedication over the last three years. His willingness to step into an executive position from the board of directors and provide invaluable leadership, guidance and expertise to our operations teams was critical to our ability to convert our manufacturing capabilities to the new OmniPod,” said DeSisto. “With capacity to now produce approximately one million OmniPods per month across three manufacturing lines and a fourth line scheduled to be qualified later this year, Charlie determined this was the right time to step back into an advisory role.”

About Insulet Corporation

Insulet Corporation (NASDAQ: PODD) is an innovative medical device company dedicated to making the lives of people with diabetes easier. Through its OmniPod Insulin Management System, Insulet seeks to expand the use of insulin pump therapy among people with insulin-dependent diabetes. The OmniPod is a revolutionary and easy-to-use tubeless insulin pump that features just two parts and fully-automated cannula insertion. Insulet’s subsidiary, Neighborhood Diabetes, is a leading distributor for diabetes products and supplies, delivered through a high touch customer service model. To read inspiring stories of people with diabetes living their lives to the fullest with OmniPod, visit our customer blog, Suite D: http://suited.myomnipod.com. Founded in 2000, Insulet Corporation is based in Bedford, Mass. For more information, please visit: http://www.myomnipod.com.

Forward-Looking Statement

This press release contains forward-looking statements concerning Insulet’s expectations, anticipations, intentions, beliefs or strategies regarding the future, including those related to growth in new customers, product demand, and manufacturing capacity. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on Insulet. There can be no assurance that future developments affecting Insulet will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the Company’s dependence on the OmniPod System; Insulet’s ability to increase customer orders and manufacturing volumes; adverse changes in general economic conditions; impact of healthcare reform legislation; risks related to the implementation of a national mail-order competitive bid program; Insulet’s inability to raise additional funds in the future on acceptable terms or at all; potential supply problems or price fluctuations with sole source or other third-party suppliers on which Insulet is dependent; failure by Insulet to retain supplier pricing discounts and achieve satisfactory gross margins; failure by Insulet to retain key supplier and payor partners; international business risks; Insulet’s inability to obtain adequate coverage or reimbursement from third-party payors for the OmniPod System and potential adverse changes in reimbursement rates or policies relating to the OmniPod System; failure to retain key partner payors and their members; failure to retain and manage successfully Insulet’s Medicare and Medicaid business; potential adverse effects resulting from competition with competitors; technological innovations adversely affecting the Company’s business; potential termination of Insulet’s license to incorporate a blood glucose meter into the OmniPod System; Insulet’s ability to protect its intellectual property and other proprietary rights; conflicts with the intellectual property of third parties, including claims that Insulet’s current or future products infringe the proprietary rights of others; adverse regulatory or legal actions relating to the OmniPod System; failure of Insulet’s contract manufacturers or component suppliers to comply with FDA’s quality system regulations, the potential violation of federal or state laws prohibiting “kickbacks” or protecting patient health information, or any challenges to or investigations into Insulet’s practices under these laws; product liability lawsuits that may be brought against Insulet; reduced retention rates; unfavorable results of clinical studies relating to the OmniPod System or the products of Insulet’s competitors; potential future publication of articles or announcement of positions by physician associations or other organizations that are unfavorable to Insulet’s products; the expansion, or attempted expansion, into foreign markets; the concentration of substantially all of Insulet’s manufacturing capacity at a single location in China and substantially all of Insulet’s inventory at a single location in Massachusetts; Insulet’s ability to attract and retain key personnel; Insulet’s ability to manage its growth; failure to integrate successfully the Neighborhood Diabetes business; intense competition among distributors of diabetes supplies impairing Neighborhood Diabetes’ business; loss by Neighborhood Diabetes of an opportunity to sell insulin pumps supplied by Insulet’s competitors; failure by Neighborhood Diabetes to retain key supplier and payor partners; failure by Neighborhood Diabetes to retain supplier pricing discounts and achieve satisfactory gross margins; failure by Neighborhood Diabetes to retain and manage successfully its Medicare and Medicaid business; existence of unanticipated liabilities arising in connection with the Neighborhood Diabetes business; fluctuations in quarterly results of operations; risks associated with potential future acquisitions; Insulet’s ability to generate sufficient cash to service all of its indebtedness; the expansion of Insulet’s distribution network; Insulet’s ability to successfully maintain effective internal controls; the volatility of Insulet’s common stock; risks related to future sales of its common stock or the conversion of the 3.75% Convertible Notes due June 15, 2016; potential limitations on Insulet’s ability to use its net operating loss carry forwards; anti-takeover provisions in its organizational documents; and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 28, 2013 in the section entitled “Risk Factors,” and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Stephanie Marks for Insulet Corporation

ir@insulet.com

877-PODD-IR1 (877-763-3471)